UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 1, 2007

Matritech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12128	04-2985132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Nevada Street, Newton, Massachusetts	02460
(Address of principal executive offices)	(Zip Code)

(617) 928-0820

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 1, 2007, Matritech, Inc. and Inverness Medical Innovations, Inc. (“Inverness”) entered into an Amendment to the Supply Agreement between them dated November 3, 2006 with respect to the manufacture by Inverness of Matritech’s NMP22® BladderChek® Test, a point-of-care test for the diagnosis and monitoring of bladder cancer.  The Amendment, which is effective as of the date of the original Supply Agreement, contains more specific provisions relating to the process by which subcontractors of Inverness become qualified to manufacture the NMP22 BladderChek Test and the shelf life applicable to products manufactured by distinct subcontractors.   By the Amendment, Matritech also agreed to assume responsibility for and indemnify Inverness with respect to failure of any Matritech raw materials incorporated in the product and for any claim that manufacturing processes agreed to be specific to the manufacture of the product infringe third party intellectual property rights.

A copy of the Contract Amendment No. 1, redacted in accordance with a request for confidential treatment, is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The description of the Contract Amendment No. 1 contained in this Current Report on Form 8-K is qualified in its entirety by reference to such document.

Matritech and Inverness are also parties to a Distribution Agreement dated November 3, 2006 by which Inverness was appointed as Matritech’s exclusive distributor for the non-prescription, over-the-counter (“OTC”), sale of Matritech’s NMP22 BladderChek Test in the United States.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

10.1
Contract Amendment No. 1 dated June 1, 2007 to Supply Agreement dated November 3, 2006 by and between Matritech, Inc. and Inverness Medical Innovations, Inc. (portions redacted in accordance with request for confidential treatment)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRITECH, INC.

Date June 7, 2007	By:	/s/ Stephen D. Chubb
Name: Stephen D. Chubb
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Contract Amendment No. 1 dated June 1, 2007 to Supply Agreement dated November 3, 2006 by and between Matritech, Inc. and Inverness Medical Innovations, Inc. (portions redacted in accordance with request for confidential treatment)